UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2023

TKO Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41797	92-3569035
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Fifth Avenue, 7th Floor New York, New York	10010
(Address of principal executive offices)	(Zip Code)

(646) 558-8333

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	TKO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

On November 9, 2023, TKO Group Holdings, Inc. (the “Company”) issued a press release announcing that one of its stockholders, Mr. Vincent K. McMahon (the “Selling Stockholder”), intends to offer 8,400,000 shares of the Company’s Class A common stock, par value $0.00001 (the “Class A Common Stock”), for sale in an underwritten public offering (the “Secondary Offering”), pursuant to the Company’s shelf registration statement filed with the Securities and Exchange Commission (the “SEC”). The Selling Stockholder will receive all of the net proceeds from this offering. No shares are being sold by the Company. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

In connection with the Secondary Offering, the Company intends to repurchase approximately $100.0 million of shares of its Class A common stock from the underwriters, at a price per share equal to the price being paid by the underwriter to the Selling Stockholder (the “Share Repurchase”). The Company intends to fund the Share Repurchase with approximately $100.0 million of borrowings under the revolving credit facility under the First Lien Credit Agreement dated as of August 18, 2016 by and among Zuffa Guarantor, LLC, UFC Holdings, LLC, the lenders party thereto from time to time and Goldman Sachs Bank USA, as Administrative Agent.

In connection with the Secondary Offering, Ariel Emanuel, the Company’s Chief Executive Officer and director, Mark Shapiro, the Company’s President, Chief Operating Officer and director, and certain other of the Company’s directors have indicated an interest in purchasing up to $1.0 million, $1.0 million and $850.0 thousand, respectively, of the Company’s Class A Common Stock offered in the Secondary Offering at the public offering price.

The information contained under Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act except as may be expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding the contemplated Secondary Offering and Share Repurchase, and the Company’s anticipated plan for funding the Share Repurchase. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to, those important factors discussed in Part II, Item 1A “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, as any such factors may be updated from time to time in the Company’s other filings with the SEC, including the prospectus supplement on Form 424(b)(5) filed in connection with the Secondary Offering, each accessible on the SEC’s website at www.sec.gov and the Company’s investor relations site at investor.tkogrp.com. Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 9, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TKO GROUP HOLDINGS, INC.

Date: November 9, 2023	By:	/s/ Andrew Schleimer
Andrew Schleimer
Chief Financial Officer